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Exhibit 10.20

EXECUTION COPY

AMENDED AND RESTATED SUBSIDIARY GUARANTY

        This AMENDED AND RESTATED SUBSIDIARY GUARANTY (this "Guaranty") is made as of the 27th day of January, 2004, by TAURUS ACQUISITION, INC., a Texas corporation, EXCO INVESTMENT I, LLC, a Delaware limited liability company and EXCO INVESTMENT II, LLC, a Delaware limited liability company (the "Subsidiary Guarantors" and each individually, a "Subsidiary Guarantor") in favor of Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as agent (the "Agent") for the Lenders under the Credit Agreement referred to below;

W I T N E S S E T H:

        WHEREAS, EXCO RESOURCES, INC., a Texas corporation (the "Company"), EXCO OPERATING, LP, a Delaware limited partnership ("Operating"), NCE ACQUISITION, INC., a Delaware corporation ("NCE"), Agent and certain lenders from time to time party thereto (the "EXCO Lenders") are parties to that certain Second Amended and Restated Credit Agreement dated as of July 29, 2003, pursuant to which the EXCO Lenders agreed to provide the Company, Operating and NCE with certain credit facilities in the form described therein (as amended, the "Original EXCO Credit Agreement");

        WHEREAS, NORTH COAST ENERGY, INC., a Delaware corporation ("North Coast"), certain of the Lenders and Union Bank of California, NA, as Administrative Agent (the "North Coast Agent"), are parties to that certain Credit Agreement dated as of September 26, 2000 pursuant to which the lenders thereunder (the "North Coast Lenders") agreed to provide North Coast certain credit facilities in the form therein described (as amended, the "Original North Coast Credit Agreement" and together with the Original EXCO Credit Agreement, the "Original Credit Agreements");

        WHEREAS, the Company, NCE, North Coast and NUON Energy & Water Investments, Inc., a Delaware corporation are parties to that certain Agreement and Plan of Merger, dated November 26, 2003 and amended and restated on December 4, 2003, providing for the merger of NCE with and into North Coast (the "North Coast Merger");

        WHEREAS, in connection with and subject to the consummation of the North Coast merger, the Company, Operating, NCE, North Coast and North Coast Eastern have each requested that the EXCO Lenders, the North Coast Lenders, the North Coast Agent and Agent agree to make certain changes to the Original Credit Agreements and have each requested that the Original Credit Agreements and the schedules thereto be amended and restated in their entirety;

        WHEREAS, pursuant to such request, the Company, Operating, North Coast, North Coast Eastern (collectively, the "Principals"), Agent, and each of the financial institutions party thereto ("Lenders") have entered into that certain Third Amended and Restated Credit Agreement dated as of January 27, 2004 (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principals;

        WHEREAS, it was a condition precedent to the Agent and the EXCO Lenders execution of certain amendments of the Original EXCO Credit Agreement and the continued extension of credit by the Lenders under the Original EXCO Credit Agreement that (i) Taurus execute that certain Subsidiary Guaranty dated July 29, 2003 in favor of the Agent, for the benefit of the Lenders (the

"Original Taurus Guaranty") and (ii) EXCO Investment I and EXCO Investment II execute that certain Subsidiary Guaranty dated January 20, 2004 in favor of the Agent, for the benefit of the Lenders (the "Original Investment Subsidiaries Guaranty"; and together with the Original Taurus Guaranty, the "Original Guaranties");

        WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

        WHEREAS, in consideration of the financial and other support that the Principals have provided, and such financial and other support as the Principals may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principals, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principals under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION l.1. Selected Terms Used Herein.

        "Guaranteed Obligations" is defined to mean (i) all indebtedness, obligations and liabilities of Borrowers to any Lender arising out of or pursuant to the provisions of the Credit Agreement, the Notes and Other Loan Documents, (ii) all indebtedness, obligations and liabilities of Borrowers to any Lender of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by any Lender, be or have been payable to or in favor of a third party and subsequently acquired by any Lender (it being contemplated that any Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrowers to any Lender now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (iii) all accrued but unpaid interest on any of the indebtedness described in (i) and (ii) above, (iv) all obligations of Borrowers to any Lender under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i), (ii) and (iii) above, (v) all costs and expenses incurred by any Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii), (iv) and (v) above.

        "Rate Management Obligations" means any and all obligations of any Principal, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions herefore), under (i) any and all Rate Management Transactions with Agent or a Lender or an Affiliate of Agent or a Lender, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

        SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

        SECTION 2.1. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

          (a)   It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          (b)   It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (c)   Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its property, real or personal, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

        SECTION 2.2. Covenants. Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principals to, fully comply with the covenants and agreements set forth in the Credit Agreement.

        SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Guaranteed Obligations and the Rate Management Obligations, including without limitation any such Guaranteed Obligations or Rate Management Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding. Upon failure by the Principals to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Lender to sue any Principal, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

        SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a)   any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

          (b)   any modification or amendment of or supplement to or restatement of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

          (c)   any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principals under the Credit Agreement, any Note, any Security Instrument, any Rate Management Transaction, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations or the Rate Management Transactions;

          (d)   any change in the corporate existence, structure or ownership of any Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of any Principal, or any other guarantor of any of the Guaranteed Obligations or the Rate Management Transactions;

          (e)   the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against any Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

          (f)    any invalidity or unenforceability relating to or against any Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principals under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or

          (g)   any other act or omission to act or delay of any kind by any Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

        SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principals or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

        SECTION 6. Waivers. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

        SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against any Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

        SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

        SECTION 9. Limitation on Obligations.

          (a)   The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

          (b)   Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

          (c)   In the event any Subsidiary Guarantor (a "Paying Subsidiary Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other

  Subsidiary Guarantor (each a "Non-Paying Subsidiary Guarantor") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Principals after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Principals after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9(c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

        SECTION 10. Application of Payments. All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

          (a)   FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

          (b)   SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

          (c)   THIRD, to payment of the principal of the Guaranteed Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrowers to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them; and

          (d)   FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

        SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of this Section 11. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

        SECTION 12. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 13. No Duty to Advise. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of each Principal's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

        SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

        SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders.

        SECTION 16. Costs of Enforcement. Each of the Subsidiary Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, any Principal, the Subsidiary Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

        SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, THE AGENT AND EACH LENDER ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 18. Taxes. Etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding income and franchise taxes), provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

        SECTION 19. Setoff. Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or Event of Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender or any Lending Installation of the Agent or any Lender toward the payment of the Guaranteed Obligations.

        SECTION 20. Grant of Security Interest in Operating Accounts. Each Subsidiary Guarantor hereby grants a security interest to Lenders in and to their Operating Accounts and all checks, drafts and other items now or hereafter received by any Lender for deposit therein.

        SECTION 21. Amendment and Restatement. This Guaranty amends, restates and supercedes in its entirety the Original Guaranties; provided however, that no novation of the Original Guaranties shall be effected hereby or thereby, and all of the terms and provisions of the Original Guaranties shall continue to apply for the period prior to the date hereof and the Guaranteed Obligations and Rate Management Obligations described herein shall hereafter be subject to the terms of this Guaranty.

SIGNATURE PAGES FOLLOW

        IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

SUBSIDIARY GUARANTORS:
TAURUS ACQUISITION, INC. a Texas corporation
By:	/s/ J. DOUGLAS RAMSEY Name: J. Douglas Ramsey Title: Vice President
EXCO INVESTMENT I, LLC, a Delaware limited liability company
By:	EXCO Resources, Inc., its sole member
	By:	/s/ J. DOUGLAS RAMSEY Name: J. Douglas Ramsey Title: Vice President and Chief Financial Officer

EXCO INVESTMENT II, LLC, a Delaware limited liability company
By:	EXCO Resources, Inc., its sole member
By:
/s/  J. DOUGLAS RAMSEY
Name: J. Douglas Ramsey
Title: Vice President and
          Chief Financial Officer
          c/o EXCO RESOURCES, INC.
          12377 Merit Drive, Suite 1700
          Dallas, Texas 75251
          Facsimile No. 214/368/2087
          Attn: Douglas H. Miller
                    Chief Executive Officer
          and
          Attn: J. Douglas Ramsey,
Chief Financial Officer

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  Exhibit 10.20
  EXECUTION COPY
AMENDED AND RESTATED SUBSIDIARY GUARANTY